Exhibit 99.3

The results of the operations for JME I, Inc. (dba Key Tax) have been included in the consolidated financial statements since the date of the acquisitions (May 8, 2019). The following table presents the unaudited pro forma results of continuing operations for the three and six months ended June 30, 2019 and 2018, respectively, as if the acquisitions had been consummated at the beginning of the period presented. The pro forma results of continuing operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred at the beginning of the period presented or the results which may occur in the future.

CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

PROFORM A CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2019

	CDIX and subsidiaries	Key Tax	Pro Forma adjustment	Pro forma combined total

REVENUE	1,130,453	294,432	–	1,424,885

NET INCOME (LOSS) FOR THE PERIOD	$(1,278,195)	$10,055	$–	$(1,268,139)

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CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30,2019

	CDIX and subsidiaries	Key Tax	Pro Forma adjustment	Pro forma combined total

REVENUE	2,332,466	515,256		2,847,722

NET INCOME (LOSS) FOR THE PERIOD	$(6,021,706)	$17,597	$–	$(6,004,109)

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CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30,2018

	CDIX and subsidiaries	Key Tax	Pro Forma adjustment	Pro forma combined total

REVENUE	560,863	530,714	–	1,091,577

NET INCOME (LOSS) FOR THE PERIOD	$(603,869)	$64,606	$–	$(539,263)

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CARDIFF LEXINGTON CORP. AND SUBSIDIARIES

PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30,2018

	CDIX and subsidiaries	Key Tax	Pro Forma adjustment	Pro forma combined total

REVENUE	829,442	928,750	–	1,758,192

NET INCOME (LOSS) FOR THE PERIOD	$(696,588)	$113,061	$–	$(583,527)

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